Exhibit 99.1

Company Contact:	Lankford Wade
Senior Vice President & Treasurer
HealthSpring, Inc.
(615) 236-6200
HealthSpring, Inc. Reports 2008 Second Quarter Results
———————————————
Increases 2008 Earnings Per Share Guidance to $2.05 to $2.15
NASHVILLE, Tenn. (July 29, 2008) — HealthSpring, Inc. (NYSE:HS) today announced its results for the second quarter and six months ended June 30, 2008, and increased its earnings per share guidance projected for the full 2008 year. Results for 2008 include the operations of HealthSpring’s Leon Medical Center Health Plans subsidiary (“LMC Health Plans”), which the Company acquired on October 1, 2007. Highlights for the 2008 second quarter included:
•	Net income of $40.2 million, or $0.72 per diluted share, compared with $23.8 million, or $0.42 per diluted share, in the 2007 second quarter;
•	Medicare premium revenue of $553.6 million, up 54.0% over the 2007 second quarter; and
•	Medicare Advantage membership of 153,958 and PDP membership of 265,435 at June 30, 2008.
Commenting on 2008 second quarter results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, “We are very pleased with our second quarter results.  The positive medical cost trends we reported for the beginning of the year have continued, and our commitment to a high level of engagement with our physician partners has led to higher risk adjustment premiums than we previously expected.  On the legislative front, we believe that the recently passed Medicare bill will not have a material impact on our business. We also believe that the changes legislated are consistent with our business model, which is focused on tightly managed coordinated care products offering greater benefits to our members at lower out-of-pocket cost.  Building on the positive financial and operating results of the first six months, we are pleased to increase our 2008 earnings per share guidance to $2.05 to $2.15.”

Second Quarter Results
($ in thousands, except per share amounts)

	Three Months Ended
	June 30,		Percent
	2008	2007	Change
Medicare premium revenue	$553,619	$359,529	54.0%
Total revenue	566,773	383,633	47.7
Medicare medical expense	434,190	285,235	52.2
Total medical expense	436,157	295,777	47.5
EBITDA (1)	74,738	44,307	68.7
Net income	40,222	23,802	69.0
Net income per common share – diluted	0.72	0.42	71.4

(1)	See “Supplemental Information” below and the accompanying reconciliation of EBITDA to net income, the comparable GAAP measure.
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HS Reports Second Quarter Results

July 29, 2008
Operating Highlights
Revenue
•	Medicare Advantage (including the prescription drug component of HealthSpring’s Medicare Advantage plans, or “MA-PD”) premiums were $482.9 million for the 2008 second quarter, reflecting an increase of 45.4% over the 2007 second quarter. Results for the 2008 second quarter include the accrual of approximately $6.6 million in premium revenue for changes in estimates for 2008 “in-year” risk adjustment premium payments associated with the 2008 first quarter. Additionally, the 2008 second quarter included $17.3 million of additional premium revenue for changes in estimates for 2007 “final” retroactive risk adjustment settlements. This change in estimate for the 2007 final retroactive risk adjustment had a favorable impact on net income of $8.1 million, or $0.15 per diluted share, in the current quarter. For comparison purposes, the 2007 second quarter included $15.5 million of premium revenue for 2006 final retroactive risk settlements, which had a favorable impact on net income of $7.7 million, or $0.14 per diluted share, in the 2007 second quarter.
•	For the three months ended June 30, 2008, Medicare Advantage premiums per member per month, or “PMPM,” of $1,048.20 increased 18.1% year-over-year on an as-reported basis. Of this increase, the inclusion of 2007 final risk adjustment payments contributed 4.6% and the inclusion of LMC Health Plans contributed 4.6%.
•	Stand-alone PDP premium revenue was $70.8 million for the 2008 second quarter, an increase of 158.2% compared with the 2007 second quarter. The increase in revenue is primarily the result of increases in membership and a 13.1% increase in PDP PMPM premiums.
Medical Expense
•	Medicare Advantage medical loss ratio (“MLR”) was 75.8% for the 2008 second quarter, compared with 78.4% for the prior year’s second quarter. The impact from risk adjustment payments relating to prior periods (as discussed above) was favorable by 2.5% and 2.6%, respectively, on the 2008 and 2007 second quarter MLRs.
•	On a year-to-date basis, the PDP MLR was 96.6% for 2008 compared with 92.6% in 2007. The 2008 PDP MLR was significantly affected by increased costs per script, which was partially offset by higher PDP PMPM premiums.
Selling, General & Administrative (SG&A)
•	SG&A expense increased by $12.3 million and represented 9.9% of total revenue in the 2008 second quarter compared with 11.4% of total revenue in the 2007 second quarter. The improvement in SG&A expense as a percentage of revenue is primarily the result of improved operating leverage and the inclusion of LMC Health Plans, which historically has operated with relatively lower relative administrative costs.
Depreciation and Amortization
•	Depreciation and amortization expense in the 2008 second quarter increased $4.1 million over the 2007 second quarter, the majority of which relates to the amortization of intangible assets identified in the acquisition of LMC Health Plans.
Interest Expense
•	Interest expense in the 2008 second quarter increased $4.5 million over the 2007 second quarter as a result of the interest incurred on the Company’s $300 million term credit facility entered into on October 1, 2007, in conjunction with the acquisition of LMC Health Plans.
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HS Reports Second Quarter Results

July 29, 2008
Balance Sheet Highlights
•	At June 30, 2008, the Company’s cash and cash equivalents were $304.7 million, $35.6 million of which was held at unregulated subsidiaries.
•	During the 2008 second quarter, the Company’s Board of Directors extended to June 30, 2009, the previously announced stock repurchase program to buy back up to $50.0 million of the Company’s common stock. During the second quarter of 2008, the Company repurchased approximately 435,000 shares for $7.7 million, or an average cost of $17.75 per share, under the stock repurchase program. On a year-to-date basis, the Company has repurchased approximately 1.6 million shares for $28.4 million, or an average cost of $17.67 per share.
•	Total debt outstanding was $278.9 million at June 30, 2008. During the 2008 second quarter, the Company made an early principal payment of $10.0 million. There were no borrowings outstanding under the Company’s revolving credit facility at June 30, 2008. There was no debt outstanding at June 30, 2007.
•	For the first six months of 2008, net cash used in operating activities was $7.3 million, compared with net cash provided by operating activities of $21.3 million for the first six months of 2007 (as adjusted in the prior-year period for the early receipt of July premiums in June 2007). The timing of risk premium settlement payments had a negative impact on cash flow from operations for the first six months of 2008. As a result of the increased magnitude of accruals for risk adjustment payments and the timing of receipt of such payments from CMS, cash flow from operations significantly lags net income for the first half of the year. Based upon correspondence from CMS, the Company expects to receive risk premium settlement payments from CMS of approximately $129.3 million in the 2008 third quarter.
•	Days in claims payable totaled 40 at the end of the 2008 second quarter, compared with 37 at the end of the 2008 first quarter and 39 at the end of the 2007 second quarter.
Outlook
•	EPS: The Company raises its estimate for earnings per share for 2008, on a diluted basis, to be in the range of $2.05 to $2.15, on weighted average shares outstanding of approximately 56.2 million.
•	Membership: The Company revises its estimate for Medicare Advantage membership to be in the range of 155,000 to 157,000 at the end of 2008. Additionally, the Company raises its estimate for PDP membership to be approximately 275,000 at the end of 2008.
•	Revenue: The Company maintains its estimate that 2008 total revenue will be between $2.0 billion and $2.2 billion, with approximately 99% of total revenue for the year attributable to the Medicare business.
•	MLRs: The Company revises it estimate that Medicare Advantage (including MA-PD) full-year MLRs will be at or below 79.0% for 2008, down from prior guidance of at or below 80.0%. The Company is increasing its estimate for stand-alone PDP MLRs to be in the range of 85.0% to 87.0% for the year.
Conference Call
A live audio webcast of the conference call regarding first quarter results will begin at 10:00 a.m. ET on Wednesday, July 30, 2008. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (719) 325-4906, confirmation number 7229748. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
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HS Reports Second Quarter Results

July 29, 2008
About HealthSpring
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding the impact of legislative and regulatory changes, explanations for medical services and prescription drug cost trends, estimates of retroactive risk adjustments, and revenue, earnings, MLR, and membership guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; legislative and regulatory actions or changes, including changes in Medicare funding and premium rates; changes in utilization of medical services; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare premiums; increasing competition from other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; challenges to integrating its recent Florida plan acquisition and the Company’s lack of experience in South Florida; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; costs associated with compliance with regulatory mandates and with responding to regulatory audits; management changes; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company’s Quarterly Reports on Form 10-Q.
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HS Reports Second Quarter Results

July 29, 2008
Supplemental Information
1. EBITDA
The Company uses EBITDA, or earnings before interest, taxes, depreciation and amortization and impairment of intangible assets to assess business performance among its health plans and related management companies.
The following table provides a reconciliation of EBITDA as used in this release to net income calculated in accordance with GAAP:

	Three Months Ended
	June 30,
(in thousands)	2008	2007
Net income	$40,222	$23,802
Plus: income tax expense	22,941	12,962
Plus: interest expense	4,590	117
Plus: depreciation and amortization	6,985	2,890
Plus: impairment of intangible assets	—	4,536

EBITDA	$74,738	$44,307

The Company believes that the non-GAAP measure used in this release, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
2. Membership

	June 30,	Dec. 31,	Percent	June 30,	Percent
	2008	2007	Change	2007	Change
Medicare Advantage Membership:
Tennessee	49,063	50,510	(2.9)%	49,618	(1.1)%
Texas	39,142	36,661	6.8	36,503	7.2
Alabama	28,141	30,600	(8.0)	30,094	(6.5)
Florida (1)	27,017	25,946	4.1	N/A	N/A
Illinois	8,796	8,639	1.8	8,299	6.0
Mississippi	1,799	841	113.9	753	138.9

Total	153,958	153,197	0.5%	125,267	22.9%

PDP Membership:	265,435	139,212	90.7%	118,124	124.7%

(1)	HealthSpring acquired Leon Medical Centers Health Plans on October 1, 2007. At June 30, 2007 LMC Health Plans’ Medicare Advantage membership was 25,597.
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HS Reports Second Quarter 2008 Results

July 29, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$304,651	$324,090
Accounts receivable, net	173,524	59,027
Investment securities available for sale	3,612	24,746
Investment securities held to maturity	25,829	16,594
Deferred income taxes	2,426	2,295
Prepaid expenses and other	5,394	4,913

Total current assets	515,436	431,665
Investment securities available for sale	34,728	39,905
Investment securities held to maturity	18,986	10,105
Property and equipment, net	23,502	24,116
Goodwill	588,001	588,001
Intangible assets, net	226,111	235,893
Restricted investments	10,654	10,095
Other	40,423	11,293

Total assets	$1,457,841	$1,351,073

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	$196,014	$154,510
Accounts payable, accrued expenses and other	43,364	27,489
Funds held for the benefit of members	111,407	82,231
Risk corridor payable to CMS	26,411	22,363
Current portion of long-term debt	25,353	18,750

Total current liabilities	402,549	305,343
Deferred income tax liability	87,271	90,552
Long-term debt, less current portion	253,526	277,500
Other long-term liabilities	5,324	6,323

Total liabilities	748,670	679,718

Stockholders’ equity:
Common stock	578	576
Additional paid in capital	499,398	494,626
Retained earnings	237,499	176,218
Accumulated other comprehensive income	105	—
Treasury stock	(28,409)	(65)

Total stockholders’ equity	709,171	671,355

Total liabilities and stockholders’ equity	$1,457,841	$1,351,073

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HS Reports Second Quarter 2008 Results

July 29, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Premium:
Medicare	$553,619	$359,529	$1,092,172	$691,308
Commercial	1,048	12,109	3,386	25,349

Total premium revenue	554,667	371,638	1,095,558	716,657
Management and other fees	8,741	6,036	15,650	12,085
Investment income	3,365	5,959	8,175	11,207

Total revenue	566,773	383,633	1,119,383	739,949

Operating expenses:
Medical expense:
Medicare	434,190	285,235	876,349	558,875
Commercial	1,967	10,542	3,990	20,597

Total medical expense	436,157	295,777	880,339	579,472
Selling, general and administrative	55,979	43,646	118,879	91,152
Depreciation and amortization	6,985	2,890	14,233	5,836
Impairment of intangible assets	—	4,536	—	4,536
Interest expense	4,590	117	9,993	232

Total operating expenses	503,711	346,966	1,023,444	681,228

Income before equity in earnings of unconsolidated affiliate and income taxes	63,062	36,667	95,939	58,721
Equity in earnings of unconsolidated affiliate	101	97	200	118

Income before income taxes	63,163	36,764	96,139	58,839
Income taxes	(22,941)	(12,962)	(34,859)	(20,946)

Net income	40,222	23,802	61,280	37,893

Net Income per common share:
Basic	$0.72	$0.42	$1.09	$0.66

Diluted	$0.72	$0.42	$1.09	$0.66

Weighted average common shares outstanding:
Basic	55,863,208	57,241,467	56,361,007	57,237,611

Diluted	55,959,111	57,344,982	56,460,143	57,341,519

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HS Reports Second Quarter 2008 Results

July 29, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
For the Three and Six Months Ended June 30, 2008 and 2007
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$40,222	$23,802	$61,280	$37,893
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,985	2,890	14,233	5,836
Impairment of intangible assets	—	4,536	—	4,536
Amortization of deferred financing cost	643	46	1,241	100
Equity in earnings of unconsolidated affiliate	(100)	(97)	(200)	(118)
Stock-based compensation	2,131	1,976	4,485	4,099
Deferred tax benefit	(1,660)	(2,071)	(3,468)	(2,429)
(Decrease) increase in cash due to:
Accounts receivable	(82,230)	(16,829)	(122,813)	(31,005)
Prepaid expenses and other current assets	(741)	(883)	(446)	(3,125)
Medical claims liability	11,749	16,327	41,504	6,692
Accounts payable, accrued expenses and other current liabilities	5,128	(6,205)	15,837	(9,584)
Deferred revenue	—	5,044	—	114,823
Other	(3,409)	5,129	(18,925)	8,355

Net cash (used in) provided by operating activities	(21,282)	33,665	(7,272)	136,073

Cash flows from investing activities:
Purchase of property and equipment	(1,972)	(2,929)	(3,838)	(7,212)
Purchase of investment securities	(30,551)	(8,666)	(31,758)	(25,413)
Maturities of investment securities	11,589	18,882	40,115	21,119
(Purchase) maturity of restricted investments	(200)	4	(559)	(871)
Distributions to affiliates	124	30	124	30

Net cash (used in) provided by investing activities	(21,010)	7,321	4,084	(12,347)

Cash flows from financing activities:
Funds received for the benefit of members	125,920	—	249,014	—
Funds withdrawn for the benefit of members	(118,280)	—	(219,838)	—
Funds received for the benefit of members, net	—	24,657	—	77,198
Payments on long-term debt	(13,621)	—	(17,371)	—
Proceeds from stock option exercises	274	778	288	1,002
Purchase of treasury stock	(7,696)	(5)	(28,344)	(10)

Net cash (used in) provided by financing activities	(13,403)	25,430	(16,251)	78,190

Net (decrease) increase in cash and cash equivalents	(55,695)	66,416	(19,439)	201,916

Cash and cash equivalents at beginning of period	360,346	473,943	324,090	338,443

Cash and cash equivalents at end of period	$304,651	$540,359	$304,651	$540,359

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